Exhibit 10.26


                CERTIFICATE OF DESIGNATION OF THE VOTING POWERS,
                     DESIGNATION, PREFERENCES AND RELATIVE,
                    PARTICIPATING, OPTIONAL OR OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                       AND RESTRICTIONS OF THE CUMULATIVE
                          CONVERTIBLE PREFERRED STOCK,
                         SERIES A, OF NTL INCORPORATED

                            ------------------------

                       PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------


              The undersigned, Executive Vice President, General Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the Board of Directors, in accordance with Article FOURTH, Section B of the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock hereinafter provided for and has established the dividend, exchange, conversion, redemption and voting rights thereof and has adopted the following resolution (the "Certificate of Designation"), creating the following new series of Preferred Stock:

              "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of Article FOURTH, Section B of the Certificate of Incorporation and Section 151(g) of the DGCL, there is hereby created and authorized the issuance of a new series of the Corporation's preferred stock, par value $0.01 per share ("Preferred Stock"), with the following powers, designation, dividend rights, voting powers, rights on liquidation, exchange rights, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations and restrictions on the shares of such series (in addition to the powers, designation, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof set forth in the Certificate of Incorporation that are applicable to each series of preferred stock) hereinafter set forth.

         (1) Number and Designation. 1,850,000 shares of the Preferred Stock shall be designated as "Cumulative Convertible Preferred Stock, Series A of NTL Incorporated" (the "NTL Preferred Stock"), and no other shares of preferred stock shall be designated as "Cumulative Convertible Preferred Stock, Series A of NTL Incorporated." Any shares of NTL Preferred Stock redeemed or otherwise acquired by the Corporation shall be retired and shall resume the status of authorized and unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series of preferred stock by the Board of Directors.

         (2) Definitions. For purposes of the NTL Preferred Stock, the following terms shall have the meanings indicated:

         "Acquisition Debt" shall have the meaning set forth in paragraph
(8)(c).

         "Additional Amount" shall have the meaning set forth in paragraph
(8)(d).

         "Affiliate" means with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Bankruptcy Event" shall mean any of the following: (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of any Major Entity in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity or for all or substantially all of the property and assets of any Major Entity or (C) the winding up or liquidation of the affairs of any Major Entity; or (ii) any Major Entity (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Major Entity, or for all or substantially all of the property and assets of any Major Entity or (C) effects any general assignment for the benefit of creditors.

         "Board of Directors" shall mean (i) the board of directors of the Corporation and (ii) the Executive Committee, if any, or any other committee duly authorized by the board of directors of the Corporation to perform any of its responsibilities with respect to the NTL Preferred Stock.



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

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "Cablecom Credit Facility" shall mean the Credit Agreement, dated March 28, 2000, as amended from time to time, by and among NTL Incorporated (as parent), NTL Cablecom Holding GmbH (as shareholder), Cablecom (Ostschweiz) AG (as principal borrower), Chase Manhattan plc and Morgan Stanley Senior Funding, Inc. (as arrangers and joint book managers), Chase Manhattan International Limited (as agent), and the lenders party thereto.

         "Cablecom Group" shall mean NTL Cablecom Holding GmbH and its subsidiaries (including any minority interests owned by such entities).

         "Certificate of Designation" shall have the meaning set forth in the preamble.

         "Certificate of Incorporation" shall have the meaning set forth in the preamble.

         "Common Stock" shall mean the Corporation's common stock, par value $0.01 per share.

         "Constituent Person" shall have the meaning set forth in paragraph
(9)(e)(i).

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Conversion Rate" shall have the meaning set forth in paragraph (9)(a).

         "Convertibility Base Price" shall have the meaning set forth in paragraph (9)(a).

         "Convertibility Date" shall have the meaning set forth in paragraph
(9)(a).

         "Corporation" shall have the meaning set forth in the preamble.



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

         "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

         "Determination Date" shall have the meaning set forth in paragraph
(9)(d)(ii).

         "DGCL" shall have the meaning set forth in the preamble.

         "Dividend Payment Date" shall mean the (i) redemption date of the NTL Preferred Stock redeemed pursuant to paragraph (6), (ii) applicable exchange date(s) of the NTL Preferred Stock exchanged pursuant to paragraph (8)(a), and
(iii) applicable conversion date(s) of the NTL Preferred Stock converted pursuant to paragraph (9)(a).

         "Dividend Periods" shall mean quarterly dividend periods commencing on March 31, June 30, September 30 and December 31 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (except that the initial Dividend Period shall commence on the Issue Date and the final Dividend Period shall end on but exclude the final Dividend Payment
Date).

         "Eurotel" shall mean NTL Cablecom Holding GmbH, a wholly owned subsidiary of the Corporation, or any other holding entity which is wholly owned by the Corporation and holds the entire issued and outstanding capital stock of the group of companies comprising the Cablecom Group.

         "Eurotel Stock" shall mean capital stock of Eurotel with the greatest voting power and the power to control or direct the management of Eurotel of the type and class held directly by, or through any direct or indirect subsidiaries of, the Corporation.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Expiration Time" shall have the meaning set forth in paragraph
(9)(d)(v).

         "5% Convertible Preferred, Series A" shall have the meaning set forth in paragraph (3)(d).

         "5% Convertible Preferred, Series B" shall have the meaning set forth in paragraph (3)(d).

         "5% Convertible Series A" shall have the meaning set forth in paragraph
(3)(d).

         "5% Convertible Series B" shall have the meaning set forth in paragraph
(3)(d).

         "GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         "Holdco" shall have the meaning set forth in paragraph (9)(e)(ii) hereof.

         "Issue Date" shall mean the date on which shares of NTL Preferred Stock are first issued by the Corporation.

         "Investment Agreement" means the agreement, dated July 26, 1999, as amended, by and between France Telecom S.A. and the Corporation.

         "Junior Securities" shall have the meaning set forth in paragraph
(3)(c).

         "Junior Securities Distributions" shall have the meaning set forth in paragraph (4)(e).

         "Liquidation Right" shall mean, for each share of NTL Preferred Stock, an amount equal to US$1,075.17 per share, plus an amount equal to all dividends

(whether or not earned or declared) accrued and unpaid thereon, including pursuant to paragraph (11)(c), to the date of final distribution to such holders.

         "Major Entity" shall mean any of the Corporation, NTL (Delaware), Inc., NTL Communications Corp., Diamond Cable Communications Limited, Diamond Holdings Limited, NTL (Triangle) LLC or any Significant Subsidiary of the Corporation.

         "Mandatory Redemption Date" shall have the meaning set forth in paragraph (6)(b).

         "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

         "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

         "non-electing share" shall have the meaning set forth in paragraph
(9)(e)(i).

         "Non-Qualified Holder" shall have the meaning set forth in paragraph
(4)(f).

         "NTL Preferred Stock" shall have the meaning set forth in paragraph
(1).

         "NYSE" means the New York Stock Exchange.

         "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

         "Parity Securities" shall have the meaning set forth in paragraph
(3)(b).

         "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

         "Preferred Stock" shall have the meaning set forth in the first paragraph.

         "Purchase Shares" shall have the meaning set forth in (9)(d)(v).



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

         "Qualified Holder" shall mean any holder of NTL Preferred Stock other than a commercial bank or an Affiliate of a commercial bank.

         "Record Date" shall have the meaning set forth in paragraph (9)(d)(iv).

         "Redemption Obligation" shall have the meaning set forth in paragraph
(6)(c).

         "Redemption Price" shall mean an amount equal to US$1,075.17 per share.

         "Right" shall have the meaning set forth in paragraph (12).

         "Rights Agreement" shall mean the Rights Agreement, dated as of October 13, 1993, as amended, by and between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect.

         "Securities" shall have the meaning set forth in paragraph (9)(d)(iii).

         "Senior Securities" shall have the meaning set forth in paragraph
(3)(a).

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the NTL Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

         "Significant Subsidiary" shall have the meaning given to such term in Regulation S-X under the Exchange Act.

         "6.5% Preferred Stock" shall have the meaning set forth in paragraph
(3)(d).

         "subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person controlled by such Person directly or indirectly through one or more intermediaries.

         "Taxes" shall have the meaning set forth in paragraph (4)(f).

         "13% Preferred" shall have the meaning set forth in paragraph (3)(d).

         "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

         "Transaction" shall have the meaning set forth in paragraph (9)(e)(i).

         "Transaction Agreement" shall mean the Transaction Agreement, dated December 12, 1999, by and among Cablecom Holding AG, the Corporation, Siemens Schweiz AG, Veba Telecom GmbH and Swisscom AG.

         "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

         "Variable Coupon Preferred, Series A" shall have the meaning set forth in paragraph (3)(d).

         "Variable Coupon Series A" shall have the meaning set forth in paragraph (3)(d).

         (3) Rank. Any class or series of stock of the Corporation shall be deemed to rank:

              (a) prior to the NTL Preferred Stock, either as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of NTL Preferred Stock ("Senior Securities");

              (b) on a parity with the NTL Preferred Stock, either as to the payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the NTL Preferred Stock, if the holders of the NTL Preferred Stock and of such class of stock or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

              (c) junior to the NTL Preferred Stock, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the NTL Preferred Stock shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

              (d) Each of the 13% Senior Redeemable Exchangeable Preferred Stock of the Corporation and the 13% Series B Senior Redeemable Exchangeable Preferred Stock of the Corporation (collectively, the "13% Preferred") is a Senior Security. Each of the Series A Junior Participating Preferred Stock of the Corporation and Common Stock is a Junior Security. Each of (i) the 5% Cumulative Participating Convertible Preferred Stock, Series A of the Corporation (the "5% Convertible Series A") and any dividends paid on the 5% Convertible Series A in accordance with its terms, to the extent that such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Convertible Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Convertible Series A (the 5% Convertible Series A and all such in-kind dividends being hereinafter referred to as the "5% Convertible Preferred, Series A"), (ii) the 5% Cumulative Participating Convertible Preferred Stock, Series B of the Corporation (the "5% Convertible Series B") and any dividends paid on the 5% Convertible Series B in accordance with its terms, to the extent that such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Convertible Series B and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in shares of preferred stock having terms substantially identical to the 5% Convertible Series B (the 5% Convertible Series B and all such in-kind dividends being hereinafter referred to as the "5% Convertible Preferred, Series B"), (iii) the 6.5% Fixed Coupon Redeemable Preferred Stock, Series A of the Corporation (the "6.5% Preferred Stock"), and (iv) the Variable Coupon Redeemable Preferred Stock, Series A of the Corporation (the "Variable Coupon Series A") and any dividends paid on the Variable Coupon Series


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

A in accordance with its terms, to the extent that such dividends are paid in shares of preferred stock having terms substantially identical to the Variable Coupon Series A and any dividends paid on preferred stock issued as in-kind dividends thereon, to the extent such dividends are paid in shares of preferred stock having terms substantially identical to the Variable Coupon Series A (the Variable Coupon Series A and all such in-kind dividends being hereinafter referred to as the "Variable Coupon Preferred, Series A") is a Parity Security. Except for dividends on NTL Preferred Stock pursuant to paragraph (4)(a) or paragraph (11)(c) and as otherwise set forth above, there shall be no issue of other Senior Securities, Parity Securities or options, warrants or rights exercisable for or convertible into any such securities, except as approved by holders of NTL Preferred Stock, or as otherwise permitted, pursuant to paragraph
(10)(c).

              (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The NTL Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.

         (4) Dividends. (a) The holders of shares of NTL Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends (after taking into account revaluation of the assets and liabilities of the Corporation to the extent deemed reasonable by the Board of Directors after consultation with legal and financial advisors), but without regard to any contractual or other restrictions with respect thereto, dividends (x) from and after the Issue Date and through and including March 26, 2002, at the quarterly rate of US$13.44 per share (assuming a US$1,075.17 liquidation preference) payable in additional shares of NTL Preferred Stock, (y) from and after March 27, 2002 through and including March 26, 2003, at the quarterly rate of US$21.23 per share (assuming a US$1,075.17 liquidation preference) payable in additional shares of NTL Preferred Stock and (z) from and after March 27, 2003, at the quarterly rate of US$26.61 per share (assuming a US$1,075.17 liquidation preference) payable in additional shares of NTL Preferred Stock; provided that notwithstanding anything herein to the contrary from and after the Convertibility Date, dividends shall accrue at the quarterly rate of US$16.12 per share (assuming a US$1,075.17 liquidation preference). The dividends payable in accordance with paragraph
(11)(c) shall be in addition to, and not in lieu of, the dividends payable under this paragraph (4)(a). All dividends on the NTL Preferred Stock shall be payable by the Corporation in arrears on a Dividend Payment Date (except, in the case of an exchange pursuant to paragraph (8)(a), or a conversion pursuant to paragraph
(9)(a), then the accrued and



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

unpaid dividends will only be paid with respect to the shares of NTL Preferred Stock, exchanged by a Qualified Holder pursuant to paragraph (8)(a), or converted by a Qualified Holder pursuant to paragraph (9)(a), as the case may be, on such date) and shall be cumulative from the Issue Date (except that dividends on additional shares of NTL Preferred Stock shall accrue from the date such additional shares of NTL Preferred Stock would have been issued as a dividend in accordance with this Certificate of Designation as if such dividends had been declared and paid quarterly), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. The total accumulated dividends for all Dividend Periods ending on or prior to the redemption date, applicable exchange date(s) or applicable conversion date(s) of the NTL Preferred Stock as determined pursuant to paragraph (6), paragraph (8)(a) or paragraph (9)(a), respectively, shall be payable to the holders of record of shares of NTL Preferred Stock, as they appear on the stock register of the Corporation at the close of business on such Dividend Payment Date. The record date for each Dividend Payment Date will be fixed by the Board of Directors to be any date on which the Corporation redeems shares of NTL Preferred Stock pursuant to paragraph (6), or any date on which an exchange is consummated pursuant to paragraph (8)(a), or any date on which a Qualified Holder converts shares of NTL Preferred Stock pursuant to paragraph (9)(a).

              (b) For the purpose of determining the number of additional shares of NTL Preferred Stock to be issued as dividends pursuant to paragraph (4)(a) and paragraph (11)(c), each such share of additional NTL Preferred Stock shall be valued at US$1,075.17. Holders of such additional shares of NTL Preferred Stock shall be entitled to receive dividends payable at the rates specified in paragraph (4)(a) and paragraph (11)(c).

              (c) The dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period, on the NTL Preferred Stock shall accrue daily and be computed on the basis of a 360-day year and the actual number of days in such period. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the NTL Preferred Stock that may be in arrears except as otherwise provided herein.

              (d) So long as any shares of the NTL Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or



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

made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by the Corporation (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may
be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the NTL Preferred Stock for all Dividend Periods terminating on or prior to the date of such redemption, purchase or other acquisition shall have been paid or set apart for payment (together with any payments that may be required under paragraph (11)(c)), (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the NTL Preferred Stock and (iii) the Corporation is not in default with respect to any redemption of shares of NTL Preferred Stock by the Corporation pursuant to paragraph (6)(b). When dividends are not fully paid in additional shares of NTL Preferred Stock or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the NTL Preferred Stock and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the NTL Preferred Stock and accumulated and unpaid on such Parity Securities.

              (e) So long as any shares of the NTL Preferred Stock are outstanding, no dividends (other than (i) any Rights issued pursuant to the Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary of the Corporation) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (A) full cumulative dividends (including, to the extent applicable, dividends required pursuant to paragraph (11)(c)) on all outstanding shares of the NTL Preferred Stock and all other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and dividend periods for such other Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend (including, to the extent applicable, dividends required pursuant to paragraph (11)(c)) for the current Dividend Period with respect to the NTL Preferred Stock and the current dividend period for such other Parity Securities, (C) the Corporation is not in default with respect to redemption of shares of NTL Preferred Stock by the Corpora-



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

tion pursuant to paragraph (6)(b), and (D) the Corporation has fully performed its obligations under paragraph (6).

              (f) All payments by the Corporation of dividends on NTL Preferred Stock to a holder thereof that is not a Qualified Holder (a "Non-Qualified Holder") will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by the United States of America or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Non-Qualified Holder pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Non-Qualified Holder is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Corporation agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under the NTL Preferred Stock, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such NTL Preferred Stock. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Corporation agrees to reimburse each Non-Qualified Holder, upon the written request of such Non-Qualified Holder, for taxes imposed on or measured by the net income or net profits of such Non-Qualified Holder pursuant to the laws of the jurisdiction in which such Non-Qualified Holder is organized or in which the principal office or applicable lending office of such Non-Qualified Holder is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Non-Qualified Holder is organized or in which the principal office or applicable lending office of such Non-Qualified Holder is located and for any withholding of taxes as such Non-Qualified Holder shall determine are payable by, or withheld from, such Non-Qualified Holder, in respect of such amounts so paid to or on behalf of such Non-Qualified Holder pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Non-Qualified Holder pursuant to this sentence. The Corporation will furnish to each Non-Qualified Holder within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Corporation. The Corporation agrees to indemnify and hold harmless each Non-Qualified Holder, and reimburse such Non-Qualified Holder upon its written request, for the amount of any Taxes so levied or imposed and paid



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

by such Non-Qualified Holder. Upon reasonable request by the Corporation, each Non-Qualified Holder shall provide the Corporation with two United States Internal Revenue Forms W-8 BEN or such other forms and certificates as may mitigate the Corporation's obligation for withholding of taxes, provided, however, that failure to do so will not relieve the Corporation of its obligations under this paragraph 4 (f).

         (5) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of NTL Preferred Stock shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of NTL Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of NTL Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of NTL Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph (5), (i) a consolidation or merger of the Corporation with one or more corporations, or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

              (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the NTL Preferred Stock, as provided in this paragraph (5), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the NTL Preferred Stock shall not be entitled to share therein.

         (6) Redemption. (a) On any of the following dates: (i) March 27, 2002,
(ii) March 27, 2003, or (iii) March 27, 2004, the Corporation may redeem at its option all issued and outstanding shares of NTL Preferred Stock from any Qualified Holder, at the Redemption Price, together with accrued and unpaid dividends thereon, including any dividend required under paragraph (11)(c), to, but excluding, the date fixed for redemption, without interest, payable in cash.

              (b) If the Corporation shall not have redeemed all outstanding shares of NTL Preferred Stock pursuant to paragraph (6)(a), on March 27, 2009 (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available therefor (after taking into account revaluation of the assets and liabilities of the Corporation to the extent deemed reasonable by the Board of Directors of the Corporation after consultation with legal and financial advisors), but without regard to any contractual or other restrictions with respect thereto, the Corporation shall redeem all of the outstanding shares of NTL Preferred Stock held by any Qualified Holder, at the Redemption Price, together with accrued and unpaid dividends thereon, including any dividend required under paragraph (11)(c), to, but excluding, the Mandatory Redemption Date, without interest, payable in cash.

              (c) If the Corporation is unable to redeem all outstanding shares of NTL Preferred Stock together with accrued and unpaid dividends thereon, including any dividend required pursuant to paragraph (11)(c) held by any Qualified Holder pursuant to paragraph (6)(b) (the "Redemption Obligation") because the Corporation does not have funds legally available therefor, the Redemption Obligation shall be discharged as soon as the Corporation has funds legally available to discharge such Redemption Obligation. So long as the Corporation fails to discharge the Redemption Obligation for any reason, dividends shall continue to accrue on the Redemption Price in accordance with paragraph (4), in addition to dividends that accrue pursuant to paragraph
(11)(c). If and so long as the Redemption Obligation shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the NTL Preferred Stock), or
(ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

              (d) For purposes of paragraph (6)(a), unless full cumulative dividends (whether or not declared) on all outstanding shares of NTL Preferred Stock and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and notice has been given in accordance with paragraph (7), no shares of NTL Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless shares of NTL Preferred Stock and Parity Securi-ties are redeemed pro rata among holders of NTL Preferred Stock and holders of Parity Securities and notice has previously been given in accordance with paragraph (7).

         (7) Procedure for Redemption. (a) If the Corporation shall redeem shares of NTL Preferred Stock pursuant to paragraph (6)(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than five days' nor more than ten days' notice prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the amount payable to such holder; (iii) the place or places where certificates for such shares are to be surrendered in exchange for payment of the Redemption Price, including any dividend required pursuant to paragraph (11)(c); and (iv) that dividends on the shares to be redeemed will cease to accrue on the day prior to such redemption date, except as otherwise provided herein. In the event of redemption pursuant to paragraph (6)(b), the Corporation shall give to each Qualified Holder advance notice in the manner provided in the first sentence of this paragraph (7)(a) indicating the place where certificates for the NTL Preferred Stock are to be surrendered. The Qualified Holder shall provide the Corporation wire transfer instructions for purposes of the Corporation making the redemption payment and shall on the Mandatory Redemption Date deliver to the Corporation in the place so provided the certificates for the NTL Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation, and free and clear of any liens, claims or encumbrances, at which time the Corporation shall transfer by wire transfer to the Qualified Holder's designated account a cash amount in full satisfaction of the Redemption Obligation, plus any accrued and unpaid dividend, including pursuant to paragraph (11)(c).

              (b) If notice has been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the Redemption Price of the shares called for redemption and dividends accrued and unpaid thereon, if any, including any dividend required under paragraph 11(c)), (i) except as otherwise provided herein, dividends on the shares of NTL

Preferred Stock shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of the NTL Preferred Stock shall cease, except the right to receive from the Corporation the Redemption Price, together with accrued and unpaid dividends thereon, including any dividend required under paragraph (11)(c), to, but excluding, the actual date of redemption, without interest, payable in cash, upon surrender and endorsement (or a constructive surrender under paragraph
(11)(d)) of their certificates, duly endorsed for transfer to the Corporation, and free and clear of any liens, claims or encumbrances.

              (c) Upon surrender (including a constructive surrender under paragraph (11)(d)) in accordance with notice given pursuant to this paragraph
(7) of the certificates for the shares of NTL Preferred Stock (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the shares of NTL Preferred Stock shall be redeemed by the Corporation at the Redemption Price, together with accrued and unpaid dividends thereon, including any dividend required under paragraph
(11)(c), to, but excluding, the date fixed for redemption. If fewer than all of the outstanding shares of NTL Preferred Stock are to be redeemed due to the restrictions set forth in paragraph (6)(c), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata among holders of NTL Preferred Stock (with any fractional shares being rounded to the nearest whole share). In case fewer than all of the shares represented by any such certificate are redeemed due to the restrictions set forth in paragraph (6)(c), without cost to the holder thereof either (i) a new certificate shall be issued representing the nonsurrendered shares or (ii) at the option of the holder, the holder shall be entitled to retain its existing certificates, which shall be deemed to represent the number of shares of NTL Preferred Stock that have not been redeemed.

         (8) Exchange. (a) Subject to the provisions of this paragraph (8), upon at least 30 days' written notice to the Corporation, a Qualified Holder shall have the right, at such Qualified Holder's option, to exchange all or any part of the shares of NTL Preferred Stock for shares of Eurotel Stock (or to effect a constructive exchange in accordance with paragraph (11)(d)) having a value (calculated pursuant to paragraph (8)(c)) equal to the Redemption Price of the shares of NTL Preferred Stock with respect to which the exchange right is being exercised, together with accrued and unpaid dividends thereon, including any dividend required under paragraph (11)(c), to, but excluding, the date fixed for exchange, of such shares of NTL Preferred Stock.

              (b) Any exchange pursuant to paragraph (8)(a) shall be subject to the following requirements:

                   (i) Consummation of the exchange and the performance of any activities in connection therewith will not trigger an event of default under
Section 23.13.2 of the Cablecom Credit Facility.

                   (ii) All necessary approvals and waivers of any governmental competition or other regulatory bodies or authorities having jurisdiction over the exchange or any matters arising as a result thereof shall have been received prior to the consummation of the exchange, and the exchange will have no material negative effect on any material governmental license, permit or authorization held by Eurotel or any subsidiary of Eurotel; provided that after receipt by the Corporation of a notice from a Qualified Holder under paragraph
(8)(a), the Corporation and the Qualified Holder shall promptly and fully cooperate with each other and their respective advisors and take all reasonable steps necessary and appropriate to receive all such governmental competition and regulatory approvals, such cooperation to include but not be limited to, the joint preparation and submission of any required notifications, forms, instruments, certificates and other documentation and supporting materials, and to avoid any such material negative effect.

                   (iii) The maximum amount of Eurotel Stock that may be acquired upon an exchange shall be 50% of the outstanding amount thereof, subject to the requirement under the Transaction Agreement that the Corporation retains more than 50% ownership of the assets that are the subject thereof until March 30, 2002. Any shares of NTL Preferred Stock remaining outstanding after acquisition of the maximum amount of Eurotel Stock shall be subject to redemption in accordance with paragraph (6)(a) and paragraph (6)(b) or conversion in accordance with paragraph (9)(a).

              (c) The aggregate value at any time of the Eurotel Stock shall equal the aggregate amount expended by the Corporation and its subsidiaries in the acquisition of the entities that comprise Eurotel (less the aggregate amount of debt, as reflected on the consolidated balance sheet of Eurotel prepared in conformity with GAAP, which is incurred or assumed by Eurotel or any of its subsidiaries or entities comprising Eurotel or its predecessors in connection therewith (the "Acquisition Debt")), together with any amounts invested in Eurotel or any of its subsidiaries (other than by Eurotel or its subsidiaries) after such acquisition and prior to the exchange, reduced by any dividends, distributions or transfers of any assets from Eurotel to any other Person increasing at a rate of 5% per annum from the date of such acquisition or investment to the date the value of Eurotel is being calculated. The value of each share of Eurotel Stock shall be pro rata to the aggregate value of Eurotel.

              (d) If at the time of any exchange of all of the NTL Preferred Stock, the Eurotel Stock acquired as a result of such exchange does not constitute 50% of the outstanding shares of Eurotel Stock, the Qualified Holder shall have the right (subject to the conditions set forth in paragraph (8)(b)) to acquire from the Corporation an additional amount of Eurotel Stock (the "Additional Amount") such that the amount of Eurotel Stock held by such Qualified Holder as a result of the exchange and the acquisition of the Additional Amount equals 50% of the outstanding shares of Eurotel Stock. The Additional Amount shall be acquired for cash at the same per share value calculated pursuant to paragraph (8)(c).

              (e) If Eurotel shall issue to the Corporation any option, warrant or right to acquire Eurotel Stock, or if the issued Eurotel Stock shall be comprised of more than one class, the rights of the Qualified Holder under this paragraph (8) shall be equitably adjusted so as to maintain the intent of this paragraph (8) that the Qualified Holder may acquire 50% of the Eurotel Stock from the Corporation at a value reflecting the provisions of paragraph (8)(c).

              (f) If any of the requirements set forth in paragraph (8)(b) cannot be satisfied upon a Qualified Holder's exchange for Eurotel Stock under paragraph (8)(a) or acquisition of Eurotel Stock under paragraph (8)(d) of 50% of the outstanding amount of Eurotel Stock, as determined in good faith by such Qualified Holder and the Corporation, the Qualified Holder shall have the right to acquire, upon exchange under paragraph (8)(a) of any part of the NTL Preferred Stock held by the Qualified Holder or acquisition under paragraph
(8)(d), such amount of Eurotel Stock as would allow the requirements set forth in paragraph (8)(b) to be satisfied. If the Qualified Holder exercises the right described in the previous sentence, it shall have the right (i) to exchange or acquire the remaining amount of Eurotel Stock as soon as possible after the restrictions on the exchange or acquisition of the entire amount of Eurotel Stock permitted hereunder shall cease to exist or (ii) to require conversion in accordance with paragraph (9)(a) on or following the Convertibility Date of any amount of NTL Preferred Stock that such Qualified Holder shall hold after exercising its rights under the first sentence of this paragraph (8)(f). Any shares of NTL Preferred Stock which shall not have been exchanged or converted shall be subject to redemption pursuant to paragraph (6).

              (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Eurotel Stock upon exchange of the NTL Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Eurotel Stock in a name other than that of the holder of the NTL Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

         (9) Conversion. (a) Subject to and upon compliance with the provisions of this paragraph (9), each holder of shares of NTL Preferred Stock which is a Qualified Holder shall have the right, at any time and from time to time during the period beginning on the earlier of: (x) March 27, 2002, unless the Corporation (I) delivers to each Qualified Holder within five Business Days prior to such date a written notice stating that it elects, in its sole and absolute discretion, to delay convertibility of shares of NTL Preferred Stock until March 27, 2003 (subject to further extension of the date of convertibility pursuant to subparagraph (y) and subparagraph (z) below) or (II) redeems on March 27, 2002 all issued and outstanding shares of NTL Preferred Stock at the Redemption Price, together with accrued and unpaid dividends thereon, including pursuant to paragraph (11)(c), to, but excluding, the date fixed for redemption, without interest, payable in cash; (y) March 27, 2003, unless the Corporation
(I) delivers to each Qualified Holder within five Business Days prior to such date a written notice stating that it elects, in its sole and absolute discretion, to delay convertibility of shares of NTL Preferred Stock until March 29, 2004 (subject to further extension of the date of convertibility pursuant to subparagraph (z) below) or (II) redeems on March 27, 2003 all issued and outstanding shares of NTL Preferred Stock at the Redemption Price, together with accrued and unpaid dividends thereon, including pursuant to paragraph (11)(c), to, but excluding, the date fixed for redemption, without interest, payable in cash; provided that the Corporation shall not be entitled to delay convertibility of shares of NTL Preferred Stock pursuant to this subparagraph
(y) if on March 27, 2003 the Convertibility Base Price is greater than US$65.00 (as adjusted for any stock splits, combinations and the like occurring on and after the Issue Date), and in such case, unless the Corporation redeems all of the issued and outstanding shares of NTL Preferred Stock as described above, March 27, 2003 shall be the Convertibility Date and any written notice from the Corporation pursuant to subparagraph (y)(I) above shall be void and shall have no further force and effect; and (z) March 29, 2004, unless the Corporation redeems on March 29, 2004 all issued and outstanding shares of NTL Preferred Stock at the Redemption Price, together with accrued and unpaid dividends thereon, including pursuant to paragraph (11)(c), to, but excluding, the date fixed for redemption, without interest, payable in cash, at such holder's option, to convert any or all outstanding shares of NTL Preferred Stock held by such holder, but not fractions of shares (provided that if more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (11)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of NTL Preferred stock surrendered (or deemed surrendered under paragraph (11)(d)) for conversion by such holder), into fully paid and non-assessable shares of Common Stock by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (9)(b). The earliest date on which a Qualified Holder shall thereafter be permitted to convert shares of NTL Preferred Stock into shares of Common Stock in accordance with subparagraph (x), (y) or (z) above shall be referred to herein as the "Convertibility Date." The number of shares of Common Stock deliverable upon conversion of each full share of NTL Preferred Stock shall be equal to the quotient of (1) $1,075.17 divided by (2) the product of (x) the 25-Day Average Market Price of the Common Stock ending on the Trading Day immediately preceding the Convertibility Date (the "Convertibility Base Price") multiplied by (y) 1.25 (the quotient shall be referred to as the "Conversion Rate"). The Conversion Rate is also subject to adjustment from time to time pursuant to paragraph
(9)(d). The right to convert shares called for redemption pursuant to paragraph
(6)(a) or mandatorily redeemed by the Corporation pursuant to paragraph (6)(b) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption, unless the Corporation shall default in making payment of the amount payable upon such redemption, in which case such right of conversion shall be reinstated until such time as the Corporation may legally satisfy the redemption payment pursuant to paragraph 6(a) or the Redemption Obligation, as the case may be. Upon conversion, any accrued and unpaid dividends, including any dividends required under paragraph (11)(c), on the NTL Preferred Stock at the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (4).

              (b) (i) In order to exercise the conversion privilege, the holder of each share of NTL Preferred Stock to be converted shall surrender (or constructively surrender in accordance with paragraph (11)(d)) the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the NTL Preferred Stock for such purposes, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Such notice shall state that the holder has satisfied any legal or regulatory requirement for conversion, including compliance with the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; provided, however, that the Corporation shall use its best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of NTL Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates representing shares of NTL Preferred Stock surrendered for conversion shall be canceled by the Corporation or the transfer agent.

                   (ii) Subject to the last sentence of paragraph (9)(a), holders of shares of NTL Preferred Stock at the close of business on a dividend payment record date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered (or made a constructive surrender under paragraph (11)(d)) for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                   (iii) Subject to a holder's election under paragraph (11)(d), as promptly as practicable after the surrender (including a constructive surrender under paragraph (11)(d)) by a holder of the certificates for shares of NTL Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legends set forth in paragraph
(11)(b)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (9), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (9)(c). Upon conversion of only a portion of the shares of NTL Preferred Stock represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Subject to a holder's election under paragraph (11)(d), upon the surrender (including a constructive surrender under paragraph (11)(d)) of certificates representing shares of NTL Preferred Stock to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (9).

              (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the NTL Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of NTL Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion (or deemed surrendered under paragraph (11)(d)) at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of NTL Preferred Stock surrendered (or deemed surrendered under paragraph
(11)(d)) for conversion by such holder.

                   (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of NTL Preferred Stock shall have been surrendered (or deemed surrendered pursuant to an election under paragraph (11)(d)) and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of NTL Preferred Stock surrendered times the Conversion Rate in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Rate in effect on the date upon which such shares shall have been surrendered (or deemed surrendered under paragraph (11)(d)) and such notice received by the Corporation.

              (d) The Conversion Rate shall be adjusted from time to time as follows:

                   (i) If the Corporation shall after the Convertibility Date
(A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) effect any reclassification of its outstanding Common Stock, the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of NTL Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (9)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (9)(d)(i) shall be made whenever any event listed above shall occur.

                   (ii) If the Corporation shall after the Convertibility Date fix a record date for the issuance of rights or warrants (in each case, other than Rights issued pursuant to the Rights Agreement) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion of such securities) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of NTL Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and
(B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible securities so offered are initially convertible), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion of such convertible securities, plus the aggregate amount of additional consideration payable, if any, to convert such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (9)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. In case any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                   (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (9)(d)(i)) or rights or warrants (in each case, other than Rights issued pursuant to the Rights Agreement) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible into shares of Common Stock, which rights and warrants are referred to in and treated under paragraph (9)(d)(ii)) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of NTL Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (9)(h)) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of NTL Preferred Stock after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of NTL Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation, the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                   (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this subparagraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph
(9)(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by a fraction the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of NTL Preferred Stock shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of NTL Preferred Stock at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (9)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph (9)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of stockholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph (9)(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph (9)(d)(iv), and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

                   (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (9)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

                   (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made, and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (9) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of NTL Preferred Stock or Common Stock. Notwithstanding any other provisions of this paragraph (9), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (9) shall be made to the nearest dollar or to the nearest 1/1,000 of a share, as the case may be. Anything in this paragraph (9)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (9)(d), as it in its discretion shall determine to be advisable in order that any stock dividends subdivision of shares, reclassification or combination of shares, distribution or rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                   (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (9)(d), the holder of NTL Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of any shares of NTL Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

              (e) (i) If the Corporation shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which paragraph (9)(d)(i) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of NTL Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of NTL Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an

Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (9)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (9)(e) shall similarly apply to successive Transactions.

                   (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the NYSE or another recognized securities exchange or automated quotation system, then the Corporation, by notice to the holders of the NTL Preferred Stock, but without any required consent or waiver on their part, may cause the exchange of this NTL Preferred Stock for preferred stock of Holdco having the same terms, conditions, ranking and other rights as set forth herein; provided that (i) Holdco shall be incorporated under the DGCL and be based in the United States and (ii) to the extent permitted by applicable law, the certificates representing shares of the NTL Preferred Stock prior to the formation of Holdco shall be deemed to represent shares of the new preferred stock of Holdco, and the holder thereof shall not be required to surrender or exchange its certificates representing shares of NTL Preferred Stock.

              (f) If:

                   (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; or

                   (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                   (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                   (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (9)(b) and shall cause to be mailed to the holders of shares of the NTL Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any distribution, right, warrant subdivision, combination, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

              (g) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of NTL Preferred Stock at such holder's last address as shown on the stock records of the Corporation. If the Corporation shall have designated a transfer agent pursuant to paragraph (9)(b), it shall also promptly file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

              (h) In any case in which paragraph (9)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of NTL Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (9)(c).

              (i) For purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

              (j) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph
(9). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (9), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

              (k) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (9), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of NTL Preferred Stock, the Conversion Rate may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided that the provisions of this paragraph (9)(k) shall not affect any rights the holders of NTL Preferred Stock may have at law or in equity.

              (l) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the NTL Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of NTL Preferred Stock not theretofore converted. For purposes of this paragraph (9)(l) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of NTL Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                   (ii) The Corporation covenants that any shares of Common Stock issued upon conversion of the NTL Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of $1,075.17 and the Conversion Rate would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the NTL Preferred Stock, the Corporation will take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock based upon such adjusted Conversion Rate.

                   (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the NTL Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

              (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the NTL Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the NTL Preferred Stock to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid.

              (n) Nothwithstanding any other provision hereof, if it is initially determined by the Corporation that it has no withholding obligation regarding U.S. federal tax resulting from the exchange of the Corporation's 5% Cumulative Preferred Stock, Series A for the NTL Preferred Stock with the holders thereof or any actual or deemed dividend on the NTL Preferred Stock, then the Corporation need not withhold with respect thereto; provided, however, if the Corporation subsequently determines that such withholding should have been made, the Corporation will pay over to the relevant taxing authority the withholding tax plus any interest due thereon and, upon liquidation or redemption, the Corporation shall be reimbursed for such tax payment (but not the interest accruing on such tax) by the holder of the NTL Preferred Stock and shall be entitled to deduct any amounts required to be reimbursed out of the redemption or liquidation amount payable with respect to the NTL Preferred Stock and any dividend paid thereon. If the Corporation deter-mines in good faith that it has a withholding obligation regarding U.S. federal tax with respect to any actual or deemed dividend on the NTL Preferred Stock, then the Corporation may withhold the amount it in good faith deems appropriate and the Corporation shall be reimbursed for such tax payment by the holder of the NTL Preferred Stock and shall be entitled to deduct any amounts required to be reimbursed out of the payment of such dividend.

         (10) Voting Rights. (a) The holders of record of shares of NTL Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (10) or as otherwise provided by law. When and if the holders of NTL Preferred Stock are entitled to vote by law or pursuant to this paragraph (10), each holder will be entitled to one vote per share, except that when any other series of preferred stock shall have the right to vote with the NTL Preferred Stock as a single class on any matter, then the NTL Preferred Stock and other series shall have with respect to such matters one vote per $1,075.17 of stated liquidation preference.

              (b) Without the written consent (to the extent permitted under Delaware law) of the holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of NTL Preferred Stock or the vote of holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of NTL Preferred Stock at a meeting of the holders of NTL Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Certificate of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the NTL Preferred Stock; provided that any such amendment that changes the dividend payable on, or the aggregate Liquidation Rights of, the NTL Preferred Stock shall require the affirmative vote at a meeting of holders of NTL Preferred Stock called for such purpose or written consent (to the extent permitted under Delaware law) of the holder of each share of NTL Preferred Stock.

              (c) Without the written consent (to the extent permitted under Delaware law) of the holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of NTL Preferred Stock or the vote of holders of at least 66 2/3% of aggregate Liquidation Rights of the outstanding shares of NTL Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not issue any additional shares of NTL Preferred Stock or create, authorize or issue any Parity Securities or Senior Securities or increase the authorized amount of any such other class or series; provided that this paragraph (10)(c) shall not limit the right of the Corporation to issue (i) additional shares of NTL Preferred Stock as dividends pursuant to paragraph
(4)(a) or paragraph (11)(c) or (ii) Parity Securities or Senior Securities in order to refinance, redeem or refund the 13% Preferred, 5% Convertible

Preferred, Series A, 5% Convertible Preferred, Series B, 6.5% Preferred Stock and Variable Coupon Preferred, Series A; provided that in the case of a refinancing, redemption or refund of the 13% Preferred, 5% Convertible Preferred, Series A, 5% Convertible Preferred, Series B, 6.5% Preferred Stock or Variable Coupon Preferred, Series A, the maximum accrual value (i.e., the sum of stated value and maximum amount payable in kind over the term from issuance to first date of mandatory redemption or redemption at the option of the holder) of such Parity Securities or Senior Securities issued by the Corporation in such refinancing, as shall be reflected on the Corporation's consolidated balance sheet prepared in accordance with GAAP applied on a basis consistent with the Corporation's prior practice, may not exceed the maximum accrual value of the 13% Preferred, 5% Convertible Preferred, Series A, 5% Convertible Preferred, Series B, 6.5% Preferred Stock or Variable Coupon Preferred, Series A, respectively, as reflected on the Corporation's consolidated balance sheet as contained in the report filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act that is most recent prior to such refinancing.

              (d) Nothing in this paragraph (10) shall be in derogation of any rights that a holder of shares of NTL Preferred Stock may have in his capacity as a holder of shares of Common Stock.

              (e) Except as otherwise set forth in this paragraph (10) or as required by applicable law, (i) the holders of NTL Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, except as provided by this Certificate of Designation or in any agreement between the Corporation and a holder and (ii) the written consent (to the extent permitted under Delaware law) or vote of holders of NTL Preferred Stock shall not be required for the taking of any corporate action by the Corporation or the Board of Directors. The provisions of this paragraph (10) are in lieu of, and not in addition to, any voting rights specified in the Certificate of Incorporation as applicable to a series of preferred stock.

         (11) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

              (b) The shares of NTL Preferred Stock shall bear the following legends:

         THE SHARES OF PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF THE CORPORATION (THE "PREFERRED STOCK")

         REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR IN ACCORDANCE WITH ANY APPLICABLE EXEMPTION FROM, OR TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE TRANSFER OF THE PREFERRED STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED FEBRUARY 17, 2000, AS MAY BE AMENDED, AMONG THE CORPORATION AND CERTAIN PURCHASERS, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK UPON WRITTEN REQUEST TO THE CORPORATION.

         SO LONG AS ANY SHARES OF THE PREFERRED STOCK ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE ACT, THE CORPORATION WILL, DURING ANY PERIOD IN WHICH (A) THE CORPORATION IS NOT SUBJECT TO AND IN COMPLIANCE WITH SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), OR (B) THE CORPORATION IS NOT EXEMPT FROM THE REPORTING OBLIGATIONS OF RULE 12g3-2(b) OF THE EXCHANGE ACT, PROVIDE TO EACH HOLDER OF SUCH RESTRICTED SECURITIES AND TO EACH PROSPECTIVE PURCHASER (AS DESIGNATED BY SUCH HOLDER) OF SUCH RESTRICTED SECURITIES, UPON THE REQUEST OF SUCH HOLDER OR PROSPECTIVE PURCHASER, ANY INFORMATION REQUIRED TO BE PROVIDED BY SUBSECTION (d)(4)(i) OF RULE 144(A) UNDER THE ACT.

         THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO COMMON STOCK OF THE CORPORATION OR EXCHANGED FOR NTL CABLECOM HOLDING GMBH STOCK WITHOUT THE SURRENDER AND EXCHANGE OF THIS CERTIFICATE FOR CERTIFICATES REPRESENTING SUCH COMMON STOCK OR NTL CABLECOM HOLDING GMBH STOCK. A NOTICE OF SUCH CONVERSION

         OR EXCHANGE, IF ANY, IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE
         CORPORATION.

         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF THE PREFERRED STOCK WHO SO REQUESTS THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE PREFERRED STOCK.

              The shares of Common Stock issuable upon conversion of the NTL Preferred Stock shall bear the following legends:

         THE SHARES OF COMMON STOCK, PAR VALUE $0.01, OF THE CORPORATION (THE "COMMON STOCK") REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR IN ACCORDANCE WITH ANY APPLICABLE EXEMPTION FROM, OR TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE INVESTMENT AGREEMENT, DATED JULY 26, 1999, AS AMENDED, BETWEEN NTL (DELAWARE), INC. AND FRANCE TELECOM S.A. ("FRANCE TELECOM"). A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION. THE COMMON STOCK SHALL BE REGISTRABLE SECURITIES FOR PURPOSES OF THE REGISTRATION RIGHTS AGREEMENT, DATED MAY 30, 2000, BY AND BETWEEN THE CORPORATION AND FRANCE TELECOM. A COPY OF THIS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO THE CORPORATION.


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

         SO LONG AS ANY SHARES OF THE COMMON STOCK ARE RESTRICTED SECURITIES WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE ACT, THE CORPORATION WILL, DURING ANY PERIOD IN WHICH (A) THE CORPORATION IS NOT SUBJECT TO AND IN COMPLIANCE WITH SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), OR (B) THE CORPORATION IS NOT EXEMPT FROM THE REPORTING OBLIGATIONS OF RULE 12g3-2(b) OF THE EXCHANGE ACT, PROVIDE TO EACH HOLDER OF SUCH RESTRICTED SECURITIES AND TO EACH PROSPECTIVE PURCHASER (AS DESIGNATED BY SUCH HOLDER) OF SUCH RESTRICTED SECURITIES, UPON THE REQUEST OF SUCH HOLDER OR PROSPECTIVE PURCHASER, ANY INFORMATION REQUIRED TO BE PROVIDED BY SUBSECTION (d)(4)(i) OF RULE 144(A) UNDER THE ACT.

              The shares of Eurotel Stock shall bear the following legend:

         THE SHARES OF STOCK OF NTL CABLECOM HOLDING GmbH REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS OR IN ACCORDANCE WITH ANY APPLICABLE EXEMPTION FROM, OR TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE ACT.

              (c) If the Corporation shall have failed to declare or pay dividends as required pursuant to paragraph (4) or shall have failed to discharge the Redemption Obligation pursuant to paragraph (6)(b), the holders of shares of NTL Preferred Stock shall be entitled to receive, in addition to all other amounts required to be paid hereunder, including dividends pursuant to paragraph (4)(a), when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends (after taking into account revaluation of the assets and liabilities of the Corporation to the extent deemed reasonable by the Board of Directors after consultation with legal and financial advisors), but without regard to any contractual or other restrictions with respect thereto, cash dividends on (i) the aggregate dividends which the Corporation shall have failed to declare or pay or (ii) the aggregate Redemption Price, together with accrued and unpaid dividends on the NTL Preferred Stock, as applicable, in each case at a rate of 2% per quarter, compounded quarterly, for the period during which the failure to pay dividends or failure to discharge the Redemption
Obligation shall continue.

              (d) (i) Whenever in connection with any exchange or conversion of the NTL Preferred Stock for Eurotel Stock or Common Stock, as applicable, the Qualified Holder is required to surrender certificates representing such shares of NTL Preferred Stock, the Qualified Holder may, by written notice to the Corporation and its transfer agent, elect to retain such certificates. In such case, the certificates so retained by the Qualified Holder shall be deemed (as and to the extent permitted by the law of the jurisdiction of incorporation of Eurotel and with respect to Common Stock, Delaware) to represent, at and from the date of such exchange, the number of shares of Eurotel Stock or the Common Stock, as the case may be, issuable upon such exchange pursuant to paragraph (8) or conversion pursuant to paragraph (9)

                   (ii) (A) A Qualified Holder which has previously elected to retain certificates representing the NTL Preferred Stock in accordance with paragraph (11)(d)(i) upon exchange or conversion may subsequently elect to receive certificates representing the shares of Eurotel Stock or the Common Stock issued upon such exchange or conversion. To receive certificates representing such shares of Eurotel Stock or the Common Stock, as applicable, the holder of such certificates shall surrender the certificates, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation for such purposes, with a written notice of that election.

                        (B) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Qualified Holder or the Qualified Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid). All certificates so surrendered shall be canceled by the Corporation or the transfer agent.

                        (C) As promptly as practicable (but in any event within one business day) after the surrender by the Qualified Holder of such certificates, the Corporation shall issue and shall deliver to such Qualified Holder, or on the Qualified Holder's written order, a certificate or certificates (bearing the appropriate legends set forth in paragraph (11)(b)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Eurotel Stock or Common Stock, as applicable, represented by the certificates so surrendered.

         (12) Stockholder Rights Plan. The shares of NTL Preferred Stock shall be entitled to the benefits of a number of rights issuable under the Rights Agreement (a "Right") equal to the number of shares of Common Stock then issuable upon conversion of the NTL Preferred Stock at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion or redemption of a share of NTL Preferred Stock or upon payment of a dividend shall be accompanied by a Right."

              IN WITNESS WHEREOF, NTL Incorporated has caused this Certificate of Designation to be signed by the undersigned this 12th day of September 2001.

                                      NTL INCORPORATED

                                      By:   /s/ Richard J. Lubasch
                                         -------------------------------------
                                         Name:  Richard J. Lubasch
                                         Title: Executive Vice President,
                                                  General Counsel and Secretary






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